Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272728

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2023)

$2,000,000,000

$1,000,000,000 4.950% Notes due 2028

$1,000,000,000 5.250% Notes due 2030

Delta Air Lines, Inc. (“Delta,” “we”, “our” or “us”) is offering $1,000,000,000 aggregate principal amount of its 4.950% Notes due 2028 (the “2028 Notes”) and $1,000,000,000 aggregate principal amount of its 5.250% Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “notes”). Unless redeemed prior to maturity, the 2028 Notes will mature on July 10, 2028, and the 2030 Notes will mature on July 10, 2030. We will pay interest on the notes of each series semi-annually in arrears on January 10 and July 10 of each year, commencing January 10, 2026.

We may redeem some or all of the notes of each series at any time and from time to time prior to their maturity at the applicable redemption prices described in this prospectus supplement under the heading “Description of Notes—Redemption.” In the event of a Change of Control Triggering Event, as defined in this prospectus supplement, the holders may require us to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

The notes will be senior unsecured obligations of Delta. The notes will rank equally in right of payment with all other existing and future senior indebtedness of Delta.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 2 of the accompanying prospectus and “Item 1A. Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), which is incorporated by reference in this prospectus supplement, for a discussion of certain risks that should be considered in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2028 Note	Total	Per 2030 Note	Total
Public offering price(1)	99.986%	$999,860,000	99.795%	$997,950,000
Underwriting discounts	0.500%	$5,000,000	0.600%	$6,000,000
Proceeds to us before expenses	99.486%	$994,860,000	99.195%	$991,950,000

(1)	Plus accrued interest, if any, from June 10, 2025 if settlement occurs after that date.

The notes will not be listed on any securities exchange or included in any automatic quotation system. Each series of notes are a new issue of securities with no established trading markets.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, S.A./N.V. (“Euroclear”), as operator for the Euroclear System, against payment in New York, New York on or about June 10, 2025.

Joint Book-Running Managers

Morgan Stanley	Barclays	J.P. Morgan	US Bancorp	Wells Fargo Securities

BNP PARIBAS	BofA Securities	Citigroup	Deutsche Bank Securities	Fifth Third Securities

Goldman Sachs & Co. LLC	PNC Capital Markets LLC	Standard Chartered Bank	SMBC Nikko

Co-Managers
Credit Agricole CIB	MUFG	Natixis	NatWest	Regions Securities LLC

The date of this prospectus supplement is June 5, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Neither we nor any underwriter have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriter take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in this prospectus supplement in the section titled “Incorporation by Reference” before deciding whether to invest in the notes.

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

We expect that delivery of the notes will be made against payment on the notes on or about June 10, 2025, which will be three business days (as such term is used for purposes of Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act) following the date of pricing of the notes (this settlement cycle is referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or after such date but before settlement occurs may be required, by virtue of the fact that the notes will settle in T+3 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to make such trades should consult their own advisors.

In this prospectus supplement, references to “Delta,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and not to any of its subsidiaries.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described under the heading “Risk Factors” in this prospectus supplement, in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our 2024 Annual Report and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement except as required by law.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus, under the heading “Risk Factors” in our 2024 Annual Report and in other documents that we subsequently file with the SEC, incorporated herein by reference.

Delta Air Lines, Inc.

Delta provides scheduled air transportation for passengers and cargo throughout the U.S. and around the world. As a global airline based in the United States, we connect customers across our expansive global network with a commitment to ensuring that the future of travel is connected, personalized and enjoyable. In 2024, we served over 200 million customers safely, reliably and with industry-leading customer service innovation.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. The information contained on or accessible from our website is not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of the Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes.

Issuer	Delta Air Lines, Inc.

Notes Offered	The offering will consist of:

•	$1,000,000,000 aggregate principal amount of 4.950% Notes due 2028 (the “2028 Notes”); and

•	$1,000,000,000 aggregate principal amount of 5.250% Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “notes”).

Maturity Dates	The 2028 Notes will mature on July 10, 2028.

The 2030 Notes will mature on July 10, 2030.

Interest on the Notes	The 2028 Notes will bear interest at a rate of 4.950% per year.

The 2030 Notes will bear interest at a rate of 5.250% per year.

Interest Payment Dates	Interest will be payable semi-annually in arrears for the notes on January 10 and July 10 of each year, beginning on January 10, 2026. Interest will accrue on each series of notes beginning on June 10, 2025.

Redemption	We may redeem the 2028 Notes and the 2030 Notes at any time prior to June 10, 2028 and June 10, 2030, respectively (one month prior to the maturity date of each of the 2028 Notes and the 2030 Notes), at our option, in whole or in part, at the applicable redemption prices described under “Description of Notes—Redemption,” plus accrued and unpaid interest thereon to the date of redemption.

We may redeem the 2028 Notes and the 2030 Notes at any time on or after June 10, 2028 and June 10, 2030, respectively (one month prior to the maturity date of each of the 2028 Notes and the 2030 Notes), at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

We are not required to establish a sinking fund to retire the notes prior to maturity.

Ranking	The notes will be our direct, unsecured and unsubordinated obligations and will rank pari passu, or equal, in right of payment with our other unsubordinated indebtedness.

Offer to Purchase Upon Change of Control Triggering Event	If we experience certain changes of control and a ratings decline to a rating below investment grade within a certain period of time following such change of control, we must offer to repurchase all of the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest thereon to the repurchase date. See “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event.”

Certain Covenants	The base indenture and the sixth supplemental indenture (together, the “indenture”) governing the notes will contain certain covenants that, among other things, limit our ability to incur liens securing indebtedness for borrowed money or capital leases and engage in mergers and consolidations or transfer all or substantially all of our assets. See “Description of Notes.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of Notes—Events of Default.”

Use of Proceeds	We intend to use a portion of the net proceeds from the sale of the notes, which we estimate will be approximately $1.98 billion, after deducting the underwriting discounts and estimated offering expenses, to repay all or a portion of the approximately $1.65 billion in borrowings outstanding under our unsecured Payroll Support Program loan due April 19, 2030, with the remaining net proceeds to be used for general corporate purposes. The interest rate on this Payroll Support Program loan is applicable Secured Overnight Financing Rate (“SOFR”) plus 2.00%. Pending any application of the net proceeds, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits. See “Use of Proceeds.”

Further Issuances	We may, without notice to or consent of the holders or beneficial owners of the notes of any series, issue additional notes of any series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price, and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the notes offered hereby.

No Listing	We are not required to list the notes, and the notes are not expected to be listed on any securities exchange or included in any automated quotation system. Each series of notes are a new issue of securities with no established trading markets.

Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Form of Notes	We will issue each series of notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC.

Investors may elect to hold interests in such global notes through any of DTC, Clearstream or Euroclear, as described herein under the heading “Book-Entry, Delivery and Form.”

Risk Factors	An investment in the notes involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus. In particular, you should evaluate the information set forth and referred to under “Risk Factors” in this prospectus supplement and the accompanying prospectus, under the heading “Item 1A. Risk Factors” in our 2024 Annual Report before deciding whether to invest in any of the notes offered hereby.

Governing Law	State of New York

Trustee	U.S. Bank Trust Company, National Association

RISK FACTORS

In considering whether to purchase the notes, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below and the matters discussed in “Item 1A. Risk Factors” included in our 2024 Annual Report and in other documents that we subsequently file with the SEC, incorporated herein by reference.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors and structurally subordinated to creditors of our subsidiaries.

The notes will be effectively subordinated in right of payment to our secured indebtedness, to the extent of the value of the collateral securing that indebtedness. As of March 31, 2025, we had $6.4 billion of secured indebtedness outstanding. Subsequently, our Senior Secured Notes, which were secured by slots, gates and/or routes, matured on May 1, 2025, and the outstanding principal balance of $812 million was repaid upon maturity. The indenture permits us and our subsidiaries to incur additional secured debt without, in many cases, equally and ratably securing the notes. If we incur any additional secured debt without securing the notes, our assets and the assets of our subsidiaries that are security for that debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

Delta is the only obligor under the notes and holders of the notes will be creditors of only Delta. None of the subsidiaries of Delta will guarantee the notes. The ability of Delta’s creditors, including you, to participate in any distribution of assets of any of our subsidiaries upon bankruptcy, liquidation, reorganization, dissolution or other winding up will be subject to the prior claims of those subsidiaries creditors, including trade creditors.

If we incur any additional unsecured obligations that rank equally in right of payment with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.

The terms of the indenture and the notes provide only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The indenture does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes, or to engage in sale/leaseback transactions;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any of our other securities or other indebtedness;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our capital stock or other securities ranking junior to the notes; or

•	restrict our ability to enter into highly leveraged transactions.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the indenture or the notes could negatively affect the value of the notes.

Certain of our existing credit facilities include more protections for the lenders thereunder than are available to holders of the notes. Our primary credit facility has various financial and other covenants that require us to maintain a minimum fixed charge coverage ratio and a minimum asset coverage ratio and restricts our ability to place liens on certain assets. We have other smaller facilities, some of which are secured and also contain collateral coverage ratios. In addition, the credit facilities contain other negative covenants customary for such financings. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under such existing credit facilities, and the lenders thereunder could, among other things, declare any outstanding borrowings under those existing credit facilities immediately due and payable. However, because the notes do not contain similar covenants, such events may not constitute an event of default under the notes and the holders of the notes would not be able to accelerate the payment under the notes. As a result, holders of the notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or note holders, to the extent the instruments they hold include similar protections.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

The notes require us to offer to repurchase all or any part of each holder’s notes upon the occurrence of a Change of Control Triggering Event, as defined under “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event,” at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, to the date of purchase. We have previously issued other series of notes that similarly require us to offer to repurchase the holders’ notes upon the occurrence of a Change of Control Triggering Event. Moreover, in the future, we may issue further series of notes or enter into other debt arrangements that require us to repurchase or repay the principal amount of debt outstanding (plus a premium, if so provided in the instrument or agreement) upon the occurrence of a Change of Control Triggering Event or similar event. If such an event were to occur, we may not have sufficient financial resources available to satisfy all of those obligations. The terms of our existing or future debt instruments may also limit our ability to fund the repurchase of notes in certain circumstances. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Consequently, we may not be able to satisfy our obligations to repurchase your notes under the terms of the indenture.

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A Change of Control Triggering Event will require us to make an offer to repurchase all outstanding notes. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

An increase in market interest rates could result in a decrease in the market value of the notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market values of the notes may decline.

Redemption prior to maturity may adversely affect your return on the notes.

We have the right to redeem some or all of the notes of each series of notes, at any time in whole or from time to time in part prior to their maturity, as described under “Description of Notes—Redemption.” We may redeem notes at times when market interest rates may be lower than market interest rates at the time the notes offered by this prospectus supplement were originally issued. Accordingly, if we redeem any series of notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the notes of such series being redeemed.

Our credit ratings may not reflect all the risks of any investment in the notes.

Our credit ratings are an independent assessment of our ability to pay debt obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact that risks related to structural, market or other factors discussed in this prospectus supplement may have on the value of your notes.

Ratings of the notes could be lowered or withdrawn in the future.

We expect that the notes, upon issuance, will be rated by Moody’s, S&P, and Fitch. A rating is not a recommendation to purchase, hold, or sell debt securities since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.

There may not be an active trading market for the notes.

The notes are a new issue of securities with no established trading market. We are not required to and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, a trading market for the notes may never develop or, even if it does, may not be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, whether you will be able to sell the notes or the prices at which you may be able to sell the notes. Future trading prices of the notes will depend on many factors, including, but not limited to, prevailing interest rates and economic conditions, our financial condition and results of operations, our prospects and prospects for companies in our industry generally, the then-current credit ratings assigned to our securities (including, if applicable, the notes) and the market for similar securities.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time in their sole discretion without notice.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $1.98 billion, after deducting the underwriting discounts and estimated expenses of the offering payable by us. We intend to use a portion of the net proceeds from this offering to repay all or a portion of the approximately $1.65 billion in borrowings outstanding under our unsecured Payroll Support Program loan due April 19, 2030, with the remaining net proceeds to be used for general corporate purposes. The interest rate on this Payroll Support Program loan is applicable SOFR plus 2.00%. Pending application of the net proceeds, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of March 31, 2025 on an actual basis and as adjusted for the issuance and sale of the notes (before the underwriting discounts and our estimated offering expenses) and the use of proceeds therefrom. You should read this table in conjunction with our consolidated financial statements and the accompanying notes that are incorporated by reference in this prospectus supplement. See the additional information described in this prospectus supplement in the section titled “Incorporation by Reference” for more information.

	As of March 31, 2025
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$3,711	$4,063

Debt (including current maturities of long-term debt):
Unsecured Payroll Support Program Loans(1)	3,496	1,848
7.375% Notes due 2026	691	691
3.750% Notes due 2029	474	474
4.375% Notes due 2028	410	410
4.950% Notes due 2028 offered hereby	—	1,000
5.250% Notes due 2030 offered hereby	—	1,000
Financing arrangements secured by SkyMiles assets:
SkyMiles Notes(2)	3,833	3,833
SkyMiles Term Loan(2)(3)	719	719
NYTDC Special Facilities Revenue Bonds(2)	3,522	3,522
Financing arrangements secured by aircraft:
Certificates(2)	984	984
Notes(2)(3)	85	85
Financing arrangements secured by slots, gates and/or routes:
Senior Secured Notes(4)	812	812
Other financings(5)	66	66
Unamortized (discount)/premium and debt issue cost, net and other	(16)	(16)
Corporate Revolving Credit Facility	—	—
Other revolving credit facilities	—	—
Finance Leases(6)	748	748

Total debt	$15,824	$16,176

Stockholders’ equity:
Common stock at $0.0001 par value; 1,500,000,000 shares authorized, 659,478,443 shares issued at March 31, 2025	—	—
Additional paid-in capital	11,698	11,698
Retained earnings	8,925	8,925
Accumulated other comprehensive loss	(4,938)	(4,938)
Treasury stock, at cost	(238)	(238)

Total stockholders’ equity	$15,447	$15,447

Total capitalization	$31,271	$31,623

(1)

Interest rates on the Payroll Support Program loans are 1.00% for the first five years and the applicable SOFR plus 2.00% in the final five years. The applicable interest rates adjusted in April 2025 for the loan maturing in April 2030 and will adjust in January 2026 and April 2026 for the loans maturing in January 2031 and April 2031, respectively.

(2)	Due in installments.
(3)	Certain financings are comprised of variable rate debt. All variable rates are equal to SOFR (generally subject to a floor) or another index rate, plus a specified margin.
(4)	The Senior Secured Notes matured on May 1, 2025, and the outstanding principal balance of $812 million was repaid upon maturity.
(5)	Primarily includes Port of Seattle Special Facilities Revenue Refunding Bonds due 2030.
(6)	Excludes operating lease obligations of $6.5 billion.

DESCRIPTION OF NOTES

The notes will be issued under the base indenture (the “base indenture”) referred to in the accompanying prospectus between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended by a sixth supplemental indenture between us and U.S. Bank Trust Company, National Association, as trustee (the “supplemental indenture” and, together with the base indenture, the “indenture”). The following description, together with the description in the accompanying prospectus under the caption “Description of Debt Securities,” is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed the base indenture as an exhibit to our registration statement, which includes this prospectus supplement and the accompanying prospectus. This description of the notes supplements, and, to the extent it is inconsistent with, replaces, the description of the general provisions of the notes and the base indenture in the accompanying prospectus. Each series of notes is a series of our debt securities as that term is used in the accompanying prospectus.

With certain exceptions and pursuant to certain requirements set forth in the indenture, we may discharge our obligations under the indenture with respect to the notes as described under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

General

We are offering $1,000,000,000 aggregate principal amount of our 4.950% Notes due 2028 (the “2028 Notes”) and $1,000,000,000 aggregate principal amount of our 5.250% Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “notes”). The 2028 Notes and the 2030 Notes will each be issued as a separate series of debt securities under the base indenture referred to in the accompanying prospectus between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, as amended by the supplemental indenture.

Although we are offering $1,000,000,000 principal amount of the 2028 Notes and $1,000,000,000 principal amount of the 2030 Notes in this offering, we may from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of any series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any such additional notes so issued will have the same form and terms (other than the issue date, public offering price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the applicable series of notes previously issued, and such additional notes will form a single series with the applicable notes issued thereunder.

Initially, the notes will be issued in global form as indicated under “Book-Entry, Delivery and Form”. We may make payments on any notes that are later issued in certificated form at the corporate trust office of the trustee, which is currently located at U.S. Bank, Atlanta Concourse 2, 2 Concourse Pkwy NE Ste 800, Atlanta, GA 30328-5588.

Maturity and Interest

The 2028 Notes will mature on July 10, 2028, and the 2030 Notes will mature on July 10, 2030. Interest on the 2028 Notes will accrue at the rate of 4.950% per year and will be payable semi-annually on each January 10 and July 10, commencing January 10, 2026. Interest on the 2030 Notes will accrue at the rate of 5.250% per year and will be payable semi-annually on each January 10 and July 10, commencing January 10, 2026. We will make each interest payment on the notes to the person in whose name the notes are registered at the close of business on December 27 or June 26 next preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date or maturity date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant interest payment date, redemption date or maturity date, and, unless we default on the payment, no interest will accrue for the period from and after the interest payment date, redemption date or maturity date. “Business day” means a day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated to close.

Redemption

We will have the right to redeem the notes, in whole or in part, at any time.

Prior to the applicable Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (i) 20 basis points in the case of the 2028 Notes and (ii) 20 basis points in the case of the 2030 Notes, less (b) interest accrued to, but not including, the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, up to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

In the case of any redemption described above, such redemption is subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or before the redemption date.

“Par Call Date” means (i) with respect to the 2028 Notes, June 10, 2028 (one month prior to the maturity date of the 2028 Notes), and (ii) with respect to the 2030 Notes, June 10, 2030 (one month prior to the maturity date of the 2030 Notes.

For purposes of determining the redemption price, “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Any such redemption may, at our discretion, be subject to the satisfaction or waiver of one or more conditions, including the occurrence of a Change of Control or the closing of another transaction, including a sale of securities or other financing. If such redemption is subject to satisfaction or waiver of one or more conditions, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the redemption date or have been waived by us on or before the redemption date. We will provide notice of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. We will provide notice of any waiver of a condition or failure to meet such conditions no later than the redemption date. We will provide notice to the trustee in no event less than one business day prior to the redemption date if any such redemption has been rescinded or delayed. Upon the trustee’s receipt of such notice, (i) the notice of redemption shall be automatically rescinded and we will have no obligation to redeem the notes called for redemption or (ii) the redemption date shall automatically be delayed until the new redemption date specified in such notice, as applicable. Promptly after receipt of such notice but in no event less than one business day prior to the applicable redemption date, the trustee shall provide a copy such notice to DTC to be given to each holder of notes in accordance with applicable DTC procedures.

In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable law. There will be no sinking fund for the notes.

Redemption Procedures

We will send each registered holder of the notes to be redeemed notice of such redemption not less than 10 nor more than 60 days’ prior to the relevant redemption date. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption.

If fewer than all of the notes of a series are to be redeemed at any time, selection of notes of such series for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not listed on a national securities exchange, on a pro rata basis, by lot, or such other method as the trustee deems appropriate and fair (or such other method as The Depository Trust Company (“DTC”) may require); provided, however, that the notes of a series will be redeemed only in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Offer to Repurchase Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have otherwise exercised our right to redeem the notes, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, unless we have otherwise exercised our right to redeem the notes of a series, we will be required to deliver a notice to each holder of such notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer; provided that, at our option, we may deliver such notice prior to any Change of Control but after the public announcement of the Change of Control. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer must surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of DTC, before the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of the outstanding notes of a series validly tender and do not withdraw the notes of such series in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, purchases all of such notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date).

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

Except as described above with respect to a Change of Control Triggering Event, the indenture does not and the notes will not contain any other provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization, or similar transaction.

As used herein:

“Below Investment Grade Rating Event” means the rating on the applicable series of notes is lowered by two or more of the Rating Agencies and, as a result, such notes are rated below Investment Grade by such Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us and the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Delta and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any such transaction where the holders of Delta’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of the Voting Stock of the transferee, or the parent thereof, immediately after such transaction and in substantially the same proportion as their ownership in Delta before the transaction;

(2)	the adoption of a plan relating to the liquidation or dissolution of Delta; and

(3)

consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Delta or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Delta’s Voting Stock or other Voting Stock into which Delta’s Voting Stock is reclassified, consolidated, exchanged, or changed measured by voting power rather than number of shares, other than any such transaction where:

(a)	Delta’s outstanding Voting Stock is reclassified, consolidated, exchanged, or changed for other Voting Stock of Delta or for Voting Stock of the surviving corporation, and

(b)

the holders of Delta’s Voting Stock immediately before that transaction own, directly or indirectly, not less than a majority of Delta’s Voting Stock or the Voting Stock of the surviving parent corporation immediately after such transaction and in substantially the same proportion as their ownership in Delta before the transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P, and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Limitation on Liens

Delta will not, and will not permit any Significant Subsidiary to, at any time subject to any Lien any Covered Property to secure any Indebtedness or Capital Lease, unless the notes are expressly secured equally and ratably with any such Indebtedness or Capital Lease so secured, including any guarantee thereof, so long as any such Indebtedness or Capital Lease shall be so secured, and Delta covenants that if and when any such Lien is created, the notes will be so secured thereby; provided, that, the foregoing shall not apply to:

(a)

(i) Liens on Covered Property outstanding on the Issue Date securing Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date) and (ii) Liens on Covered Property incurred after the Issue Date pursuant to the terms of any Indebtedness or Capital Leases outstanding on the Issue Date (and as in effect on the Issue Date);

(b)

any Lien on any Covered Property (i) existing at the time of acquisition of such Covered Property or the entity owning such Covered Property (including acquisition through merger or consolidation), or (ii) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of Covered Property or any real or personal property leased to Delta or any of its subsidiaries or any Indebtedness or Capital Lease incurred prior thereto, at the time of, or within 180 days after, the completion of the acquisition, construction, repair, refurbishment, modification or improvement of the relevant Covered Property or any real or personal property leased to Delta or any of its subsidiaries for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(c)	Liens by a subsidiary as security for Indebtedness or Capital Lease owed to Delta or any subsidiary;

(d)

a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of Delta or any subsidiary in the ordinary course of business on moneys of Delta or such subsidiary deposited with such lender or holder in the ordinary course of business;

(e)	Liens in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business and consistent with past practices;

(f)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) through (e) in connection with the refinancing, amendment, restructuring or other modification of Indebtedness or Capital Lease of Delta and its subsidiaries secured by such Lien; and

(g)

other Liens not permitted by any of the foregoing clauses (a) through (f) on any Covered Property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (g) if the aggregate principal amount of outstanding Indebtedness (without duplication for any guarantee of such Indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (g) subsequent to the Issue Date, including the Lien proposed to be incurred, shall exceed 10% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such Indebtedness or Capital Leases.

Any Lien that is granted to secure the notes shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure the notes.

As used herein:

“Aircraft Assets” means aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the foregoing.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Consolidated Tangible Assets” means, at any date of determination, the total assets of Delta and its subsidiaries as of the end of a fiscal quarter reported on the most recently prepared consolidated balance sheet of Delta filed with the SEC, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Delta or any of its subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Covered Property” means any property, tangible or intangible, real or personal, or asset of Delta or any subsidiary, other than any Aircraft Assets, Slots, Routes or Gate Interests.

“FAA Slots” means all “slots” as defined in 14 CFR § 93.213(a)(2), as that section may be amended or recodified from time to time, or, in the case of slots at New York LaGuardia Airport, as defined in the Final Order, Operating Limitations at New York LaGuardia Airport, 71 Fed. Reg. 77,854 (December 27, 2006), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to New York LaGuardia Airport, as such order may be amended or re-codified from time to time, or, in the case of slots at John F. Kennedy International Airport, as defined in the Operating Limitations at John F. Kennedy International Airport, Order Limiting Scheduled Operations at John F. Kennedy International Airport, 73 Fed. Reg. 3510 (January 18, 2008), as such order may be amended or re-codified from time to time, and in any subsequent order issued by the FAA related to John F. Kennedy International Airport, as such order may be amended or re-codified from time to time, in each case of Delta and, if applicable, any subsidiary, now held or hereafter acquired (other than “slots” which have been permanently allocated to another air carrier and in which Delta and, if applicable, any subsidiary holds temporary use rights).

“Foreign Slot” means all of the rights and operational authority, now held or hereafter acquired, of Delta and, if applicable, a subsidiary to conduct one landing or takeoff operation during a specific hour or other period on a specific day of the week at each non-United States airport served in conjunction with Delta’s or such subsidiary’s operations over a Route, other than “slots” which have been permanently allocated to another air carrier and in which Delta or, if applicable, such subsidiary holds temporary use rights.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gate Interests” means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by Delta or, if applicable, a subsidiary in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which Delta or any subsidiary conducts scheduled operations.

“Indebtedness” means any Person’s obligation for borrowed money, including without limitation all obligations evidenced by bonds, debentures, notes or similar instruments.

“Issue Date” means the date on which any notes are first issued under the indenture.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, charge or similar encumbrance; provided, however, that in no event shall an operating lease, operating sublease or license be deemed to constitute a Lien.

“Routes” means the routes for which Delta or, if applicable, a subsidiary holds or hereafter acquires the requisite authority to operate foreign air transportation pursuant to Title 49 including, without limitation, applicable frequencies, exemption and certificate authorities, Fifth-Freedom Rights and “behind/beyond rights,” whether or not utilized by Delta or such subsidiary.

“Significant Subsidiary” means, at any date of determination, any of Delta’s subsidiaries that, together with its subsidiaries, (i) for Delta’s most recently completed four full fiscal quarters for which consolidated financial statements have been filed with the SEC, accounted for more than 10.0% of the consolidated revenues of Delta and its subsidiaries or (ii) as of the end of Delta’s most recent fiscal quarter for which consolidated financial statements have been filed with the SEC, was the owner of more than 10.0% of the consolidated assets of Delta and its subsidiaries.

“Slot” means each FAA Slot and each Foreign Slot.

“Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

Events of Default

In addition to the events of default described in the accompanying prospectus, the following event will be an “event of default” with respect to each series of the notes: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Delta or a subsidiary (or the payment of which is guaranteed by Delta or a subsidiary), whether such indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default:

(a)	is caused by a failure to pay principal of such indebtedness at its stated final maturity (a “Payment Default”); or

(b)

results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200,000,000 or more.

Ranking

The notes will be our direct, unsecured, and unsubordinated obligations. The notes will rank pari passu, or equal in right of payment, with all of our other unsubordinated indebtedness and senior in right of payment to all of our future subordinated debt. The indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Denominations

The notes will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Listing

We are not required and do not intend to list the notes on any securities exchange or include them in any automatic quotation system.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The notes will be issued initially in the form of a global security registered in the name of DTC or its nominee, or through the accounts that Clearstream or Euroclear maintains as a participant in DTC, as described under the caption “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances, as described under the caption “Description of the Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters of the notes), banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own interests in DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain custodial relationship with a participant, either directly or indirectly.

Settlement for the notes will be made in same-day funds. We will make all payments of principal and interest on any notes held by DTC in immediately available funds. To the extent any notes are held by DTC, DTC will require secondary trading activity in the notes to be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations that may be relevant to a holder of a note. This summary is based on laws, regulations, rulings and decisions now in effect, including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, and applicable Treasury regulations promulgated thereunder (the “Regulations”), all of which are subject to change, possibly with retroactive effect. The rules dealing with U.S. federal income taxation are constantly under review, including with respect to the impact of the United States Supreme Court’s decision in Loper Enterprises v. Raimondo, which could significantly impact the U.S. Treasury Department’s and Internal Revenue Service’s (“IRS”) authority to interpret the Code and issue Regulations thereunder. Any subsequent change in law could significantly alter the tax considerations that we describe in this discussion.

Delta has not obtained, and has no plans to request, a ruling from the IRS or any governmental agency or other person with respect to any of the matters discussed in this summary, and as a result, there can be no assurance that the IRS or other applicable tax authorities will agree with the statements made in this summary.

This summary deals only with beneficial owners of notes that will hold notes as capital assets for U.S. federal income tax purposes, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, grantor trusts, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, accrual method taxpayers who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax considerations, and does not address considerations arising under state, local or non-U.S. tax laws. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual that is a citizen or resident of the United States, a domestic corporation or other domestic entity taxable as a corporation for U.S. federal income tax purposes, an estate whose income is subject to U.S. federal income taxation regardless of its source, a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (as defined under Section 7701(a)(30) of the Code) (a “U.S. Person”) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Regulations to be treated as a U.S. person, or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the note. A “non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate, or trust that is, in each case, not a U.S. holder.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED IN THIS PROSPECTUS SUPPLEMENT NECESSARILY ARE GENERAL AND MIGHT VARY DEPENDING ON EACH NOTEHOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE INVESTORS: (I) ARE NOTIFIED THAT THE DISCUSSION CONTAINED UNDER THIS SECTION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MIGHT BE IMPOSED UPON THEM UNDER U.S. FEDERAL TAX LAWS; AND (II) SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF HOLDING A NOTE.

U.S. Holders

Interest on Notes

Interest Paid. Payments of stated interest will be includible in the gross income of a U.S. holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting).

Original Issue Discount. The difference between the issue price of the notes and their principal amount will be treated as original issue discount (“OID”). If the notes are issued with an amount of OID that is equal to or more than a de minimis amount, regardless of a U.S. holder’s regular method of accounting for U.S. federal income tax purposes, the U.S. holder will have to include OID as ordinary gross income for U.S. federal income tax purposes under a “constant yield method” before the receipt of cash attributable to such income.

If the notes are issued with more than a de minimis amount of OID, we will furnish to the IRS and to U.S. holders of the notes information with respect to any OID accruing on the notes.

Certain Additional Payments

In certain circumstances (see “Description of Notes—Redemption” and “Description of Notes—Offer to Repurchase Upon a Change of Control Triggering Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. Under applicable Regulations, the possibility that certain payments in excess of stated interest and principal will be made will not cause the notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (which are subject to special rules) if there is only a remote likelihood as of the issue date of the notes that these payments will be made, if the amounts thereof are considered incidental, and/or in certain other circumstances. We intend to take the position that the likelihood of such payments being made is remote or incidental and that the notes will not be considered contingent payment debt instruments. Our position is binding on a U.S. holder unless such holder discloses that it is taking a contrary position in the manner required by applicable Regulations. Our position is not, however, binding on the IRS and if the IRS were to successfully challenge this position, a U.S. holder might be required to use the accrual method, even if it were otherwise a cash method taxpayer, to take into account interest income accrued on the notes and to treat as ordinary income rather than capital gain any income that it realizes on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of Notes

Upon the sale, exchange, redemption or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (less any accrued but unpaid interest, which will be taxable as ordinary interest income as described above and deemed to be paid first) and the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has owned the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

An additional 3.8% tax applies to the “net investment income” of certain U.S. citizens and residents and to the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest on the notes and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors are urged to consult their own tax advisors with respect to this additional tax and its applicability in their particular circumstances.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest on the notes to a non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the non-U.S. holder properly certifies that it is not a U.S. Person by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, to the applicable withholding agent, (ii) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote, (iii) the non-U.S. holder is not a bank receiving interest on the notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

If any of the above requirements are not satisfied, payments of interest will be subject to U.S. federal withholding tax at a rate of 30% unless the non-U.S. holder provides a properly executed applicable IRS W-8 form claiming an exemption from, or reduction of, withholding under the benefits of an applicable income tax treaty with the United States, or, if the payments of interest are effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, are attributable to a permanent establishment in the United States maintained by the non-U.S. holder), the non-U.S. holder provides a properly executed IRS Form W-8ECI. If the interest income is effectively connected income, the non-U.S. holder will be subject to U.S. federal income tax on such income at regular graduated income tax rates generally in the same manner as if such non-U.S. holder was a U.S. holder plus with respect to a non-U.S. holder treated as a corporation for U.S. federal income tax purposes, an additional 30% branch profits tax would also be applicable (potentially reduced under an applicable U.S. income tax treaty).

Sale, Exchange, Redemption or Retirement of Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of notes (however, to the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, redemption, retirement or other disposition of notes is attributable to accrued but unpaid interest, such portion which is deemed to be paid first shall be treated as described above in “—Non-U.S. Holders—Payments of Interest”), unless the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, a permanent establishment is maintained to which such gain is attributable). In that case, the non-U.S. holder will be subject to U.S. federal income tax at regular income tax rates generally in the same manner as if the non-U.S. holder was a U.S. holder.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding (currently at a 24% rate) in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments or otherwise comply with applicable requirements.

Payments of interest on a note to a non-U.S. holder, and any amounts withheld from such payments, generally will be reported to the IRS and to the non-U.S. holder, and such information may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. In addition, a non-U.S. holder may be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. Person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant or holds its notes through a foreign financial institution that is not FATCA compliant, unless an exemption applies. In order to be treated as FATCA compliant, a holder must provide us or an applicable withholding agent certain documentation (usually an IRS Form W-9, IRS Form W-8BEN or IRS Form W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. For a foreign financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain U.S. Persons and by certain non-U.S. entities that are wholly or partially owned by U.S. Persons, or must satisfy similar requirements under an intergovernmental agreement regarding FATCA between the United States and another country.

If any taxes were to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules (with respect to FATCA or otherwise, no additional amounts will be paid on the notes as a result of the deduction or withholding of tax). Prospective investors should consult their own tax advisers about how FATCA may apply to their investment in the notes.

The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the notes. Prospective investors should consult their own independent tax advisors concerning the U.S. federal, state, local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (iii) entities deemed to hold the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA and (iv) governmental, church and non-U.S. plans that are subject to laws or regulations that are substantially similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) or of an entity whose assets are deemed to constitute the assets of any of the foregoing described in this clause (iv) pursuant to applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan to which we, an underwriter or any of our or their respective affiliates may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that the party in interest or disqualified person does not have or exercise any discretionary authority or control or render any investment advice with respect to the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring the notes in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to ensure it is applicable to their particular circumstances. There can be no assurance that any of the foregoing exemptions or any other exemption will be available, or that any or all of the conditions of any such exemptions will be satisfied, with respect to any or all otherwise prohibited transactions that may occur in connection with an investment in the notes.

Other Plans

Certain Plans such as government plans, non-U.S. plans and non-electing church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their legal advisors regarding the potential consequences of an investment in the notes under any applicable Similar Laws.

Representations

Because of the foregoing, the notes should not be acquired by any person investing the assets of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Accordingly, by acceptance of a note, each prospective investor will be deemed to have represented and warranted that either (i) no portion of the assets used by such prospective investor to acquire the notes constitutes assets of any Plan or (ii) the acquisition and/or holding of the notes by such prospective investor will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. The foregoing discussion is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Prospective investors should not construe the contents of this prospectus as a recommendation with respect to the notes that is based on any prospective investor’s particular needs or individual circumstances.

UNDERWRITING; CONFLICTS OF INTEREST

We have entered into an underwriting agreement with Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, with respect to the notes. Subject to certain conditions, we have agreed to sell to each underwriter and each underwriter named below has severally, and not jointly, agreed to purchase from us the principal amount of the notes that appears opposite its name in the table below.

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes
Morgan Stanley & Co. LLC	$120,000,000	$120,000,000
Barclays Capital Inc.	120,000,000	120,000,000
J.P. Morgan Securities LLC	120,000,000	120,000,000
U.S. Bancorp Investments, Inc.	120,000,000	120,000,000
Wells Fargo Securities, LLC	120,000,000	120,000,000
BNP Paribas Securities Corp.	38,889,000	38,889,000
BofA Securities, Inc.	38,889,000	38,889,000
Citigroup Global Markets Inc.	38,889,000	38,889,000
Deutsche Bank Securities Inc.	38,889,000	38,889,000
Fifth Third Securities, Inc.	38,889,000	38,889,000
Goldman Sachs & Co. LLC	38,889,000	38,889,000
PNC Capital Markets LLC	38,889,000	38,889,000
Standard Chartered Bank	38,889,000	38,889,000
SMBC Nikko Securities America, Inc.	38,888,000	38,888,000
Credit Agricole Securities (USA) Inc.	10,000,000	10,000,000
MUFG Securities Americas Inc.	10,000,000	10,000,000
Natixis Securities Americas LLC	10,000,000	10,000,000
Natwest Markets Securities Inc.	10,000,000	10,000,000
Regions Securities LLC	10,000,000	10,000,000

Total	$1,000,000,000	$1,000,000,000

The underwriters have agreed to purchase all of the notes if any of them are purchased. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to, among other customary conditions, the delivery of certain legal opinions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated in certain circumstances.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to (i) 0.300% of the principal amount of the 2028 Notes and (ii) 0.600% of the principal amount of the 2030 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to (i) 0.150% of the principal amount of the 2028 Notes and (ii) 0.300% of the principal amount of the 2030 Notes. After the initial offering, the underwriters may change the public offering prices and any other selling terms.

The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed that, subject to certain exceptions, we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes:

	Underwriting Discounts paid by us
	Per Note	Total
2028 Notes	0.500%	$5,000,000
2030 Notes	0.600%	$6,000,000

Total		$11,000,000

We estimate that we will spend approximately $5.5 million for printing, rating agency fees, trustee and legal fees and other expenses related to this offering.

The notes are a new issue of securities with no established trading market. We are not required and do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market making at any time in their sole discretion without notice. Therefore, a liquid trading market may not develop for the notes, you may not be able to sell your notes at a particular time or receive favorable prices when you sell.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

We expect that delivery of the notes will be made against payment on the notes on or about June 10, 2025, which will be three business days (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) following the date of pricing of the notes (this settlement cycle is referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or after such date but before settlement occurs may be required, by virtue of the fact that the notes will settle in T+3 to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to make such trades should consult their own advisors.

Conflicts of Interest

Each underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses reimbursements. In particular, affiliates of the underwriters are party (including as lenders) to certain of our revolving credit facilities and to certain financing arrangements secured by our aircraft. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, U.S. Bancorp Investments, Inc. is an affiliate of the trustee under the indenture.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Because certain of the underwriters or their affiliates may have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Offering Restrictions

Notice to Prospective Investors in the European Economic Area

a) The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

ii.	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal)

Act 2018 (“EUWA”) or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of its contents.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and where applicable Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

i.

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

ii.

(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c) of the SFA;

iii.	where no consideration is or will be given for the transfer;

iv.	where the transfer is by operation of law;

v.	as specified in Section 276(7) of the SFA; or

vi.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the

United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the notes will be passed upon for Delta by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. The respective counsel for Delta and the underwriters will rely on the opinion of Alan T. Rosselot, Associate General Counsel of Delta, as to certain matters relating to the authorization, execution and delivery of the indenture and the supplemental indenture by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2025 and March 31, 2024 incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 9, 2025, included in Delta Air Lines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC are incorporated by reference in this prospectus supplement (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 11, 2025;

•	the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2024 provided in our Proxy Statement on Schedule 14A filed on April 25, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed on April 9, 2025; and

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on January 15, 2025 and April 25, 2025.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement. These documents include periodic reports, which include Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS

Delta Air Lines, Inc.

Debt Securities

Warrants

Common Stock

Preferred Stock

Rights

Purchase Contracts

Units

We may, from time to time, offer to sell debt securities, warrants, common stock, preferred stock, rights, purchase contracts or units in one or more offerings. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time.

This prospectus describes some of the general terms and conditions that may apply to these securities. We will provide the specific terms and conditions of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. We and any selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, through any other method of sale permitted by applicable law, or through a combination of these methods. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders. Our common stock is listed on the New York Stock Exchange under the symbol “DAL.”

Investing in our securities involves risks. Please consider carefully the risks described under the heading “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2023

Neither we nor any selling security holder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any selling security holder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor any selling security holder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or a selling security holder may, at any time and from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we or they sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement. References to the “applicable prospectus supplement” herein are to the prospectus supplement to this prospectus that describes the terms and conditions of a specific offering of securities.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information.”

Except as otherwise noted herein or as context otherwise requires, references in this prospectus to “Delta,” “we,” “us” and “our” and all similar references are to Delta Air Lines, Inc. and its consolidated subsidiaries. For example, in the “Description of Capital Stock” and “Description of Debt Securities” sections of this prospectus, references to “Delta,” “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file with the SEC after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet website (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet website (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary, which is qualified in all respects by reference to the contract or document to which it refers, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC are incorporated by reference in this prospectus (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 10, 2023;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2022 provided in our Proxy Statement on Schedule 14A filed on April 28, 2023;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed on April 13, 2023;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on April 28, 2023, May 23, 2023, June 15, 2023 (Film No. 231017746) and June 15, 2023 (Film No. 231017780); and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed on April 26, 2007, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless we specifically say otherwise) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which include Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

DELTA AIR LINES, INC.

As a global airline based in the U.S., we connect customers across our expansive global network with a commitment to industry-leading customer service, safety and innovation. For the full year 2022, we served approximately 177 million customers.

Our employees provide world-class travel experiences for our customers and best-in-class service, delivering customer satisfaction and brand preference. We remain committed to industry-leading reliability and are consistently among the industry’s best performers.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from any offering by us of the securities for general corporate purposes, primarily to fund our operations, to repay debt or for any other purpose we describe in any applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder that may be named in a prospectus supplement.

SELLING SECURITY HOLDERS

Selling security holders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers, through a combination of these methods or through any other method of sale permitted by applicable law, as set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders may also sell, transfer or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

If selling security holders offer or sell securities pursuant to this prospectus, an applicable prospectus supplement will, among other things, set forth the name of each selling security holder and the amount of our securities beneficially owned by such selling security holders and being offered in such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, and our Amended and Restated Bylaws, which we refer to as our Bylaws, which have been filed with the SEC and which are incorporated by reference into this prospectus. You should read our Certificate of Incorporation and Bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.

Authorized Capital Stock

Our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.0001 per share, and 500,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on June 12, 2023, we had 643,218,322 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have conversion, redemption, preemptive or cumulative voting rights. Except as otherwise set forth in our Bylaws, each director will be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; however, if the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation or our Bylaws, the affirmative vote of the holders of a majority of the voting power of our common stock present and entitled to vote at any meeting at which a quorum is present will be the act of our stockholders on any other matters.

Dividends

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, the holders of shares of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for payment of dividends.

Liquidation Rights

If Delta is liquidated, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of any preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol DAL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Preferred Stock

Our Board of Directors is authorized, without further stockholder approval but subject to any limitations prescribed by law, to establish from time to time one or more classes or series of preferred stock covering up to an aggregate of 500,000,000 shares of preferred stock, and to issue these shares of preferred stock in one or more series. Each class or series of preferred stock will cover the number of shares and will have the preferences, voting powers, qualifications and special or relative rights or privileges as are determined by our Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or other rights of the holders of common stock. The issuance of preferred stock could also delay, defer or prevent a change of control of or otherwise negatively affect the market price of Delta’s common stock.

Foreign Ownership Limitation

Our Certificate of Incorporation limits the total number of shares of equity securities held by all persons or entities who fail to qualify as a “citizen of the United States” (as the term is used in Section 40102(a)(15) of Title 49 of the United States Code, as amended, and as interpreted by the U.S. Department of Transportation) to no more than 24.9% of the voting power of our outstanding equity securities. In the event that this threshold is exceeded, the number of votes such holders will be entitled to vote shall be reduced pro rata by such amount so that their aggregate voting power equals this threshold amount. Our Certificate of Incorporation provides that Delta may require a certification from holders of our common stock as to the amount of equity securities held by holders who are not citizens of the United States.

Anti-takeover Provisions

Some provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that these provisions give our Board of Directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Delaware Law

Delta is subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Delta and, accordingly, may discourage attempts to acquire Delta even though such a transaction may offer Delta’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Stockholder Action by Written Consent; Special Meeting of Stockholders

Our Certificate of Incorporation permits stockholders to act by written consent only if it such consent is executed by all of the holders of outstanding stock that would be entitled to vote on such action at a properly called meeting. In addition, our Bylaws provide that special meetings of the stockholders may be called only by the Chair of the Board, the Chief Executive Officer, the Board of Directors, or stockholders constituting more than 20% of the voting power of the outstanding shares of stock entitled to vote generally for the election of directors.

Undesignated Preferred Stock

The ability of our Board of Directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. The following summary of the debt securities is not complete. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in the applicable prospectus supplement. We will also indicate in the applicable prospectus supplement the extent to which the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below.

We will issue the debt securities in one or more series under an indenture between us and U.S. Bank National Association, as trustee, as supplemented from time to time, which we refer to as the indenture. The following summary of the provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. The particular terms and conditions of the debt securities of each series offered by any prospectus supplement will be described in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each supplemental indenture, reflecting the specific terms and provisions of each series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of supplemental indenture that has been filed in the manner described under “Where You Can Find More Information.”

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Delta Air Lines, Inc. and not to any of its subsidiaries.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series and subject to restrictions imposed by our other obligations, issue additional debt securities ranking equally in right of payment with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of any series offered and sold pursuant to this prospectus and an applicable prospectus supplement will be issued as global debt securities as described under “ —Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only. We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of the Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount of the series of debt securities;

•	if other than U.S. dollars, the foreign currency or foreign currencies in which the series of debt securities will be denominated;

•	the date(s) on which the principal of the series of debt securities will be payable or the method of determination thereof;

•

the rate(s) at which the series of debt securities will bear interest, if any, the date(s) from which that interest will accrue, the date(s) on which that interest will be payable and the terms and conditions of any deferral of interest, additional interest, if any, on the series of debt securities, the right, if any, to extend the interest payment periods and the duration of the extensions, and the record date(s) to determine to which holders interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

•	the offices or agencies where the principal of and any interest on the series of debt securities will be payable;

•

the right, if any, to redeem the series of debt securities, in whole or in part, at our option and the period(s) within which, or the date(s) on which, the price(s) at which and any terms and conditions upon which the series of debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

the obligation, if any, for us to redeem, purchase or repay the series of debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price(s) at which and the period(s) within which or the date(s) on which, and any terms and conditions upon which the series of debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•

the percentage of the principal amount at which the series of debt securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

if other than the coin, currency or currencies in which the series of debt securities will be denominated, the coin, currency or currencies in which payment of the principal of or interest on the series of debt securities will be payable, including composite currencies or currency units;

•

if the principal of or interest on the series of debt securities will be payable, at our election or the election of a holder thereof, in a coin or currency other than that in which the series of debt securities will be denominated, the period(s) within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of and interest on the series of debt securities may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the series of debt securities will be denominated, the manner in which such amounts will be determined;

•

whether and under what circumstances we will pay additional amounts on the series of debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the series of debt securities rather than pay such additional amounts;

•	any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the series of debt securities;

•	any deletion from, modification of or addition to the events of default or covenants with respect to the series of debt securities;

•

if the series of debt securities will be convertible into or exchangeable for any other security or property of ours, including, without limitation, securities of another person held by us or our affiliates and, if so, the terms thereof;

•	the applicability, if any, of certain covenant defeasance provisions to such series under certain specified circumstances set forth in the indenture;

•

whether the series of debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security, which depositary will be a clearing agency registered under the Exchange Act; and

•	any other terms of the debt securities of the series.

Interest and Interest Rates

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

If any date of payment of interest on or principal of a debt security, or any date fixed for redemption or repayment of such debt security, falls on a date that is not a business day, then payment of interest or principal and premium, if any, may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us in the continental United States for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, which we refer to as DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “ —Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to exchange or register a transfer of any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the successor corporation is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the successor corporation (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and any such supplemental indenture comply with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the successor corporation will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities; provided, however, that we will not be relieved from the obligation to pay the principal of, premium (if any) and interest on the debt securities except in the case of a sale of all of our assets.

Any substitution of the successor corporation for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

As used in the indenture, “person” means any individual, corporation, business trust, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

Each of the following events are defined in the indenture as an “event of default” with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due and payable, provided a valid extension of an interest payment period by us in accordance with the terms of such debt securities will not consistent a failure to pay;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon redemption, by declaration or otherwise;

(3) failure by us to observe or perform in any material respect any covenant or agreement in the indenture with respect to the debt securities of such series (other than a covenant or agreement included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur; and

(5) any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement and supplemental indenture.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement regarding compliance with the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) such holders have offered the trustee indemnity or security reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount of, or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce any amount payable on redemption of any debt security;

•	change the coin or currency in which the principal, premium, if any, or interest is payable on any debt security (other than as may be provided otherwise with respect to a series);

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	Impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the principal amount of such debt securities of any series whose holders must consent to any modification of the indenture.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	evidence the assumption by a successor corporation of our obligations, as permitted by the indenture;

•	add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•	add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	add one or more guarantees for the benefit of holders of the debt securities of any series;

•	cure or correct any ambiguity, defect, omission or inconsistency in the indenture;

•	provide for the issuance of additional debt securities of any series;

•	comply with the rules of any applicable securities depository;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•

add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•

add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium, if any, or interest on debt securities of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (5) under “ —Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation, which is owned by the users of its regulated subsidiaries.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and none of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Expect as noted below, we expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.

Unless and until it is exchanged in whole or in part for certificated debt securities, no global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days after we receive notice or become aware of such event;

(2) we execute and deliver to the trustee written instructions that such debt securities will be so exchangeable; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, société anonyme, which we refer to as Clearstream, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Euroclear and Clearstream are securities clearance systems in Europe. Euroclear and Clearstream hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Euroclear, Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. You are urged to contact DTC, Euroclear, Clearstream or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Euroclear, and Clearstream will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures, which may be discontinued at any time. None of us, the trustee or any of our agents will have any responsibility for the performance or nonperformance by DTC, Euroclear, and Clearstream or their respective participants of these or any other rules or procedures governing their respective operations.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any obligation, covenant or agreement under the indenture or any debt security for a claim based thereon or otherwise in respect thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture. We have had and may continue to have commercial banking and other service relationships with the trustee in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest it must eliminate such interest or resign.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, rights or units issued by us that may be offered by us or a selling security holder.

PLAN OF DISTRIBUTION

We and any selling security holder may sell the offered securities described in this prospectus from time to time in one or more transactions:

•	to one or more purchasers directly;

•	to or through underwriters for public offering and sale by them;

•	to or through agents or dealers;

•	through any other method of sale permitted by applicable law; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will describe the terms of any sale of offered securities being registered hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of the offered securities and will describe their compensation. Underwriters may offer and sell the offered securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the offered securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agent. Underwriters may be involved in any at the market offering of the offered securities by or on our behalf.

Underwriters may sell the offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of the offered securities, as well as any commissions payable to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the offered securities being offered pursuant to this prospectus, the offered securities may be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the applicable prospectus supplement describes. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be identified in the applicable prospectus supplement.

Underwriters, dealers, agents, remarketing firms or third parties involved in derivatives transactions participating in a sale of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and any selling security holder may sell the offered securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the offered securities.

We and any selling security holder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, dealers or agents and their respective affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, the securities, other than the common stock, will not be listed on any securities exchange. Any underwriters that purchase the offered securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any of the offered securities.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2023 and March 31, 2022 incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 13, 2023, included in Delta Air Lines, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities in respect of which this prospectus is being delivered will be passed on by Kilpatrick Townsend & Stockton LLP, Atlanta, GA, and the legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed on by counsel named in the applicable prospectus supplement.

$2,000,000,000

$1,000,000,000 4.950% Notes due 2028

$1,000,000,000 5.250% Notes due 2030

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley

Barclays

J.P. Morgan

US Bancorp

Wells Fargo Securities

BNP PARIBAS

BofA Securities

Citigroup

Deutsche Bank Securities

Fifth Third Securities

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

Standard Chartered Bank

SMBC Nikko

Co-Managers

Credit Agricole CIB

MUFG

Natixis

NatWest

Regions Securities LLC

June 5, 2025